UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 31, 2018

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	8-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number).	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2018, Ameris Bancorp (the “Company”) entered into a Registration Rights Agreement with William J. Villari and The Villari Family Gift Trust (the “Registration Rights Agreement”) in connection with the consummation, as of that date, of the Company’s purchase of the outstanding shares of common stock of US Premium Finance Holding Company (“USPF”) pursuant to that certain Stock Purchase Agreement dated as of January 25, 2018, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2018 (the “Prior Report”).

The description contained herein and in the Prior Report of the Registration Rights Agreement is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of January 31, 2018, the Management and License Agreement, dated December 15, 2016, among Ameris Bank, the Company’s wholly owned banking subsidiary, William J. Villari and USPF was terminated in connection with the Company’s acquisition of all the outstanding shares of common stock of USPF.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Registration Rights Agreement dated as of January 31, 2018 by and among Ameris Bancorp, William J. Villari and The Villari Family Gift Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Operating Officer

Date: February 6, 2018